Exhibit 99.1

Press Release — For Immediate Release
October 24, 2024

Penns Woods Bancorp, Inc. Reports Third Quarter 2024 Earnings

Williamsport, PA — October 24, 2024 - Penns Woods Bancorp, Inc. (NASDAQ: PWOD)

Penns Woods Bancorp, Inc. achieved net income of $14.0 million for the nine months ended September 30, 2024, resulting in basic and diluted earnings per share of $1.86.

Highlights

•Net income, as reported under generally accepted accounting principles (GAAP), for the three and nine months ended September 30, 2024 was $4.8 million and $14.0 million, respectively, compared to $2.2 million and $11.1 million for the same periods of 2023. Results for the three and nine months ended September 30, 2024 compared to 2023 were impacted by an increase in net interest income of $1.7 million and $2.3 million, respectively, as the cost of funds has stabilized. The disposal of assets related to two former branch properties resulted in a one time after-tax loss of $261,000 for the nine month period ended September 30, 2024.

~~•~~The allowance for credit losses was impacted for the three and nine months ended September 30, 2024 by a provision for credit losses of $740,000 and a negative provision of $299,000, respectively, compared to provisions for credit losses of $1.4 million and $263,000 for the 2023 periods. The recognition of a negative provision for credit losses for the nine months ended September 30, 2024 is due primarily to recoveries during the second quarter of 2024 on a commercial loan. In addition, a minimal level of loan charge-offs of $312,000 contributed to the recognition of the negative provision for credit losses for the nine months ended September 30, 2024.

•Basic and diluted earnings per share for the three and nine months ended September 30, 2024 were $0.64 and $1.86, respectively, compared to basic and diluted earnings per share of $0.31 and $1.56 basic and $1.53 diluted for the three and nine month periods ended September 30, 2023.

•Annualized return on average assets was 0.86% for the three months ended September 30, 2024, compared to 0.41% for the corresponding period of 2023. Annualized return on average assets was 0.84% for the nine months ended September 30, 2024, compared to 0.70% for the corresponding period of 2023.

•Annualized return on average equity was 9.60% for the three months ended September 30, 2024, compared to 5.06% for the corresponding period of 2023. Annualized return on average equity was 9.74% for the nine months ended September 30, 2024, compared to 8.58% for the corresponding period of 2023.

Net Income

Net income from core operations (“core earnings”), which is a non-GAAP measure of net income excluding net securities gains or losses, was $4.8 million and $14.0 million, respectively, for the three and nine months ended September 30, 2024 compared to $2.3 million and $11.2 million for the same periods of 2023. Basic and diluted core earnings per share (non-GAAP) for the three and nine months ended September 30, 2024 were $0.63 and $1.86, respectively, while basic and diluted core earnings per share for the three month period of 2023 were $0.32 and for the nine month period of 2023 were $1.58 basic and $1.55 diluted. Annualized core return on average assets and core return on average equity (non-GAAP) were 0.85% and 9.54%, respectively, for the three months ended September 30, 2024, compared to 0.42% and 5.20% for the corresponding period of 2023. Annualized core return on average assets and core return on average equity (non-GAAP) were 0.84% and 9.75%, respectively, for the nine months ended September 30, 2024, compared to 0.71% and 8.67% for the corresponding period of 2023. A reconciliation of the non-GAAP financial measures of core earnings, core return on assets, core return on equity, core earnings per share and tangible book value per share to the comparable GAAP financial measures is included at the end of this press release.

Net Interest Margin

The net interest margin for the three and nine months ended September 30, 2024 was 2.88% and 2.79% respectively, compared to 2.65% and 2.82% for the corresponding periods of 2023. The increase in the net interest margin for the three month period was driven by an increase in the rate paid on interest-earning assets of 64 basis points ("bps"), while the decrease in the net interest margin for the nine month period was driven by a 96 bps increase in the rate paid on interest-bearing liabilities. The overall increase in interest rates over the periods resulted in increases to both the yield on the earnings asset portfolio and the rate paid on interest bearing liabilities. Driving the increase in the yield and interest income on the earning assets portfolio was the repricing of legacy assets coupled with portfolio growth. The average loan portfolio balance increased $76.0 million and $127.0 million, respectively, for the three and nine month periods ended September 30, 2024 compared to the same periods of 2023 as the average yield on the portfolio increased 65 bps and 72 bps, resulting in an increase in taxable equivalent interest income of $3.9 million and $14.5 million, for the periods. The three and nine month periods ended September 30, 2024 were impacted by an increase of 55 bps and 70 bps in the yield earned on the securities portfolio as legacy securities matured with the funds reinvested at higher rates, which resulted in an increase in taxable equivalent interest income of $343,000 and $1.2 million, respectively. Short-term borrowings decreased in volume, which offset the impact of an increase in rate paid, resulting in a decrease of $1.5 million and $2.1 million in expense for the three and nine month periods ended September 30, 2024 compared to the same periods of 2023. The rate paid on interest-bearing deposits increased 76 bps and 116 bps, respectively, or $3.1 million and $11.8 million in expense, for the three and nine month periods ended September 30, 2024 compared to the corresponding periods of 2023 due to the rate environment, an increase in competition for deposits, and a migration of deposit balances from core deposits to higher rate time deposits. The rates paid on time deposits significantly contributed to the increase in funding costs as rates paid for the three and nine month periods ended September 30, 2024 compared to the same periods of 2023 increased 70 bps and 114 bps, respectively, or $2.2 million and $8.2 million in expense, as deposit gathering campaigns continued to focus on time deposits with a maturity of five months. In addition, brokered deposits have been utilized to assist with funding the loan portfolio growth and contributed to the increase in time deposit funding costs, while lowering the reliance on higher cost short-term borrowings.

Assets

Total assets increased to $2.3 billion at September 30, 2024, an increase of $82.8 million compared to September 30, 2023.  Net loans increased $58.0 million to $1.9 billion at September 30, 2024 compared to September 30, 2023, as continued emphasis was placed on commercial loan growth and indirect auto lending. The investment portfolio increased $8.8 million from September 30, 2023 to September 30, 2024. Investment debt securities increased $12.8 million from September 30, 2023 to September 30, 2024 as fixed rate instruments with maturities of approximately ten years were added to the portfolio to lock in yields.

Non-performing Loans

The ratio of non-performing loans to total loans ratio increased to 0.42% at September 30, 2024 from 0.20% at September 30, 2023, as non-performing loans increased to $7.9 million at September 30, 2024 from $3.7 million at September 30, 2023. The majority of non-performing loans involve loans that are either in a secured position and have sureties with a strong underlying financial position or have been classified as individually evaluated loans that have a specific allocation recorded within the allowance for credit losses. Net loan charge offs of $328,000 and $312,000 for the three and nine months ended September 30, 2024, respectively, impacted the allowance for credit losses, which was 0.62% of total loans at September 30, 2024 compared to 0.71% at September 30, 2023. Exposure to non-owner occupied office space is minimal at $13.9 million at September 30, 2024 with none of these loans being delinquent.

Deposits

Deposits increased $133.1 million to $1.7 billion at September 30, 2024 compared to September 30, 2023. Noninterest-bearing deposits decreased $18.6 million to $452.9 million at September 30, 2024 compared to September 30, 2023.  Core deposits declined $6.6 million as deposits migrated from core deposit accounts into time deposits as market rates and competition for deposits increased. Core deposit gathering efforts remained focused on increasing the utilization of electronic (internet and mobile) deposit banking by our customers. Core deposits have remained stable at $1.2 billion over the past five quarters. Interest-bearing deposits increased $151.6 million from September 30, 2023 to September 30, 2024 due to growth in the time deposit portfolio of $78.7 million as customers sought a higher rate of interest. Brokered deposit balances increased $61.0 million to $167.7 million at September 30, 2024 as this funding source was utilized to supplement funding loan portfolio growth, while reducing the need to draw upon available borrowing lines. A campaign to attract time deposits with a maturity of five to twenty-four months commenced during the latter part of 2022 and has continued throughout 2023 and 2024 with current efforts centered on five months.

Shareholders’ Equity

Shareholders’ equity increased $29.2 million to $203.7 million at September 30, 2024 compared to September 30, 2023 due in part to a registered at-the-market offering that generated $7.5 million in capital during the fourth quarter of 2023.  During the three and nine months ended September 30, 2024 there were no shares issued as part of the registered at-the-market offering. A total of 9,074 and 31,050 shares for net proceeds of $205,000 and $632,000 were issued as part of the Dividend Reinvestment Plan during the three and nine months ended September 30 2024. Accumulated other comprehensive loss of $5.3 million at September 30, 2024 decreased from a loss of $14.9 million at September 30, 2023 as a result of a decrease in net unrealized loss on available for sale securities to $2.6 million at September 30, 2024 from a net unrealized loss of $10.9 million at September 30, 2023, coupled with a decrease in loss of $1.3 million in the defined benefit plan obligation. The current level of shareholders’ equity equates to a book value per share of $26.96 at September 30, 2024 compared to $24.55 at September 30, 2023, and an equity to asset ratio of 9.02% at September 30, 2024 and 8.02% at September 30, 2023. Tangible book value per share (a non-GAAP measure) increased to $24.77 at September 30, 2024 compared to $22.20 at September 30, 2023. Dividends declared for the three and nine months ended September 30, 2024 and 2023 were $0.32 and $0.96 per share.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates sixteen branch offices providing financial services in Lycoming, Clinton, Centre, Montour, Union, and Blair Counties, and Luzerne Bank, which operates eight branch offices providing financial services in Luzerne County, and United Insurance Solutions, LLC, which offers insurance products.  Investment and insurance products are offered through Jersey Shore State Bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature such as net securities gains and losses. Because these certain items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein: (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; (v) the effects of health emergencies, including the spread of infectious diseases or pandemics; or (vi) the effect of changes in the business cycle and downturns in the local, regional or national economies.  For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, including “Item 1A.  Risk Factors,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.
Previous press releases and additional information can be obtained from the Company’s website at www.pwod.com.

Contact:	Richard A. Grafmyre, Chief Executive Officer
110 Reynolds Street
Williamsport, PA 17702
	570-322-1111	e-mail: pwod@pwod.com

PENNS WOODS BANCORP, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	September 30,
(In Thousands, Except Share and Per Share Data)	2024	2023	% Change
ASSETS:
Noninterest-bearing balances	$28,805	$26,651	8.08%
Interest-bearing balances in other financial institutions	10,889	8,939	21.81%
Total cash and cash equivalents	39,694	35,590	11.53%

Investment debt securities, available for sale, at fair value	197,466	184,667	6.93%
Investment equity securities, at fair value	1,145	1,072	6.81%
Restricted investment in bank stock	21,227	25,289	(16.06)%
Loans held for sale	8,967	4,083	119.62%
Loans	1,875,174	1,818,461	3.12%
Allowance for credit losses	(11,588)	(12,890)	(10.10)%
Loans, net	1,863,586	1,805,571	3.21%
Premises and equipment, net	27,975	30,746	(9.01)%
Accrued interest receivable	11,433	10,500	8.89%
Bank-owned life insurance	45,378	33,695	34.67%
Investment in limited partnerships	6,966	8,275	(15.82)%
Goodwill	16,450	16,450	—%
Intangibles	133	235	(43.40)%
Operating lease right of use asset	2,861	2,562	11.67%
Deferred tax asset	3,034	6,961	(56.41)%
Other assets	12,935	10,772	20.08%
TOTAL ASSETS	$2,259,250	$2,176,468	3.80%

LIABILITIES:
Interest-bearing deposits	$1,247,399	$1,095,760	13.84%
Noninterest-bearing deposits	452,922	471,507	(3.94)%
Total deposits	1,700,321	1,567,267	8.49%

Short-term borrowings	78,305	193,746	(59.58)%
Long-term borrowings	252,508	217,645	16.02%
Accrued interest payable	5,509	2,716	102.84%
Operating lease liability	2,936	2,619	12.10%
Other liabilities	15,977	17,935	(10.92)%
TOTAL LIABILITIES	2,055,556	2,001,928	2.68%

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value, 3,000,000 shares authorized; no shares issued	—	—	n/a
Common stock, par value $5.55, 22,500,000 shares authorized; 8,064,713 and 7,620,250 shares issued; 7,554,488 and 7,110,025 shares outstanding	44,802	42,335	5.83%
Additional paid-in capital	62,989	55,890	12.70%
Retained earnings	114,008	104,067	9.55%
Accumulated other comprehensive loss:
Net unrealized loss on available for sale securities	(2,571)	(10,886)	76.38%
Defined benefit plan	(2,719)	(4,051)	32.88%
Treasury stock at cost, 510,225 shares	(12,815)	(12,815)	—%
TOTAL SHAREHOLDERS' EQUITY	203,694	174,540	16.70%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,259,250	$2,176,468	3.80%

PENNS WOODS BANCORP, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

	Three Months Ended September 30,				Nine Months Ended September 30,
(In Thousands, Except Share and Per Share Data)	2024	2023	% Change		2024	2023	% Change
INTEREST AND DIVIDEND INCOME:
Loans including fees	$25,632	$21,720	18.01%		$74,021	$59,571	24.26%
Investment securities:
Taxable	1,874	1,365	37.29%		5,213	3,870	34.70%
Tax-exempt	61	114	(46.49)%		233	410	(43.17)%
Dividend and other interest income	621	722	(13.99)%		1,980	1,827	8.37%
TOTAL INTEREST AND DIVIDEND INCOME	28,188	23,921	17.84%		81,447	65,678	24.01%

INTEREST EXPENSE:
Deposits	9,599	6,463	48.52%		26,439	14,686	80.03%
Short-term borrowings	932	2,412	(61.36)%		4,024	6,084	(33.86)%
Long-term borrowings	2,601	1,714	51.75%		7,667	3,892	96.99%
TOTAL INTEREST EXPENSE	13,132	10,589	24.02%		38,130	24,662	54.61%

NET INTEREST INCOME	15,056	13,332	12.93%		43,317	41,016	5.61%

PROVISION (RECOVERY) FOR CREDIT LOSSES	740	1,372	(46.06)%		(299)	263	(213.69)%

NET INTEREST INCOME AFTER PROVISION (RECOVERY) OF CREDIT LOSSES	14,316	11,960	19.70%		43,616	40,753	7.03%

NON-INTEREST INCOME:
Service charges	537	545	(1.47)%		1,551	1,557	(0.39)%
Net debt securities losses, available for sale	(5)	(45)	88.89%		(40)	(125)	68.00%
Net equity securities gains (losses)	41	(36)	213.89%		24	(35)	168.57%
Bank-owned life insurance	206	170	21.18%		856	892	(4.04)%
Gain on sale of loans	416	257	61.87%	.	1,021	732	39.48%
Insurance commissions	145	136	6.62%		425	416	2.16%
Brokerage commissions	164	142	15.49%		521	448	16.29%
Loan broker income	351	241	45.64%		841	728	15.52%
Debit card income	355	320	10.94%		1,052	995	5.73%
Other	211	145	45.52%		657	546	20.33%
TOTAL NON-INTEREST INCOME	2,421	1,875	29.12%		6,908	6,154	12.25%

NON-INTEREST EXPENSE:
Salaries and employee benefits	6,402	6,290	1.78%		19,224	18,778	2.38%
Occupancy	731	784	(6.76)%		2,394	2,422	(1.16)%
Furniture and equipment	731	867	(15.69)%		2,436	2,503	(2.68)%
Software amortization	245	237	3.38%		657	593	10.79%
Pennsylvania shares tax	351	280	25.36%		1,022	807	26.64%
Professional fees	530	719	(26.29)%		1,654	2,313	(28.49)%
Federal Deposit Insurance Corporation deposit insurance	399	425	(6.12)%		1,179	1,122	5.08%
Marketing	60	167	(64.07)%		209	594	(64.81)%
Intangible amortization	26	25	4.00%		77	92	(16.30)%
Other	1,409	1,378	2.25%		4,652	4,275	8.82%
TOTAL NON-INTEREST EXPENSE	10,884	11,172	(2.58)%		33,504	33,499	0.01%
INCOME BEFORE INCOME TAX PROVISION	5,853	2,663	119.79%		17,020	13,408	26.94%
INCOME TAX PROVISION	1,052	439	139.64%		3,022	2,355	28.32%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS'	$4,801	$2,224	115.87%		$13,998	$11,053	26.64%
EARNINGS PER SHARE - BASIC	$0.64	$0.31	106.45%		$1.86	$1.56	19.23%
EARNINGS PER SHARE - DILUTED	$0.64	$0.31	106.45%		$1.86	$1.53	21.57%
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	7,544,344	7,072,440	6.67%		7,528,758	7,064,336	6.57%
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	7,544,344	7,228,940	4.36%		7,528,758	7,220,836	4.26%

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES
(UNAUDITED)

	Three Months Ended
	September 30, 2024			September 30, 2023
(Dollars in Thousands)	Average Balance (1)	Interest	Average Rate	Average Balance (1)	Interest	Average Rate
ASSETS:
Tax-exempt loans (3)	$69,831	$534	3.04%	$68,243	$462	2.69%
All other loans	1,805,097	25,210	5.56%	1,730,669	21,355	4.90%
Total loans (2)	1,874,928	25,744	5.46%	1,798,912	21,817	4.81%

Taxable securities	207,888	2,355	4.61%	193,019	1,945	4.09%
Tax-exempt securities (3)	11,475	77	2.73%	20,777	144	2.81%
Total securities	219,363	2,432	4.51%	213,796	2,089	3.96%

Interest-bearing balances in other financial institutions	10,167	140	5.48%	11,868	142	4.75%

Total interest-earning assets	2,104,458	28,316	5.36%	2,024,576	24,048	4.72%

Other assets	132,244			131,451

TOTAL ASSETS	$2,236,702			$2,156,027

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$214,050	282	0.52%	$225,357	181	0.32%
Super Now deposits	220,825	1,133	2.04%	244,387	1,174	1.91%
Money market deposits	320,908	2,781	3.45%	294,006	1,862	2.51%
Time deposits	482,335	5,403	4.46%	342,450	3,246	3.76%
Total interest-bearing deposits	1,238,118	9,599	3.08%	1,106,200	6,463	2.32%

Short-term borrowings	66,795	932	5.54%	173,364	2,412	5.52%
Long-term borrowings	250,938	2,601	4.12%	204,901	1,714	3.32%
Total borrowings	317,733	3,533	4.42%	378,265	4,126	4.33%

Total interest-bearing liabilities	1,555,851	13,132	3.35%	1,484,465	10,589	2.83%

Demand deposits	453,169			471,494
Other liabilities	27,558			24,193
Shareholders’ equity	200,124			175,875

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,236,702			$2,156,027
Interest rate spread (3)			2.01%			1.89%
Net interest income/margin (3)		$15,184	2.88%		$13,459	2.65%
1.    Information on this table has been calculated using average daily balance sheets to obtain average balances.
2.    Non-accrual loans have been included with loans for the purpose of analyzing net interest earnings.
3.    Income and rates on fully taxable equivalent basis include an adjustment for the difference between annual income from tax-exempt obligations and the taxable equivalent of such income at the standard tax rate of 21%

	Three Months Ended September 30,
	2024	2023
Total interest income	$28,188	$23,921
Total interest expense	13,132	10,589
Net interest income (GAAP)	15,056	13,332
Tax equivalent adjustment	128	127
Net interest income (fully taxable equivalent) (non-GAAP)	$15,184	$13,459

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES
(UNAUDITED)

	Nine Months Ended
	September 30, 2024			September 30, 2023
(Dollars in Thousands)	Average Balance (1)	Interest	Average Rate	Average Balance (1)	Interest	Average Rate
ASSETS:
Tax-exempt loans (3)	$69,455	$1,490	2.87%	$66,372	$1,371	2.76%
All other loans	1,792,518	72,844	5.43%	1,668,596	58,488	4.69%
Total loans (2)	1,861,973	74,334	5.33%	1,734,968	59,859	4.61%

Taxable securities	203,964	6,795	4.45%	188,477	5,331	3.78%
Tax-exempt securities (3)	13,625	295	2.89%	25,837	519	2.69%
Total securities	217,589	7,090	4.35%	214,314	5,850	3.65%

Interest-bearing balances in other financial institutions	10,382	398	5.12%	10,619	366	4.61%

Total interest-earning assets	2,089,944	81,822	5.24%	1,959,901	66,075	4.41%

Other assets	131,000			132,133

TOTAL ASSETS	$2,220,944			$2,092,034

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$217,056	811	0.50%	$233,784	456	0.26%
Super Now deposits	218,307	3,303	2.02%	293,636	3,026	1.38%
Money market deposits	308,027	7,734	3.35%	292,490	4,807	2.20%
Time deposits	446,158	14,591	4.37%	264,855	6,397	3.23%
Total interest-bearing deposits	1,189,548	26,439	2.97%	1,084,765	14,686	1.81%

Short-term borrowings	96,669	4,024	5.60%	155,136	6,084	5.26%
Long-term borrowings	256,960	7,667	3.99%	169,276	3,892	3.07%
Total borrowings	353,629	11,691	4.43%	324,412	9,976	4.12%

Total interest-bearing liabilities	1,543,177	38,130	3.30%	1,409,177	24,662	2.34%

Demand deposits	454,967			484,662
Other liabilities	31,133			26,334
Shareholders’ equity	191,667			171,861

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,220,944			$2,092,034
Interest rate spread (3)			1.94%			2.07%
Net interest income/margin (3)		$43,692	2.79%		$41,413	2.82%
1.    Information on this table has been calculated using average daily balance sheets to obtain average balances.
2.    Non-accrual loans have been included with loans for the purpose of analyzing net interest earnings.
3.    Income and rates on fully taxable equivalent basis include an adjustment for the difference between annual income from tax-exempt obligations and the taxable equivalent of such income at the standard tax rate of 21%

	Nine months ended September 30,
	2024	2023
Total interest income	$81,447	$65,678
Total interest expense	38,130	24,662
Net interest income (GAAP)	43,317	41,016
Tax equivalent adjustment	375	397
Net interest income (fully taxable equivalent) (non-GAAP)	$43,692	$41,413

(Dollars in Thousands, Except Per Share Data, Unaudited)	Quarter Ended
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Operating Data
Net income	$4,801	$5,390	$3,808	$5,555	$2,224
Net interest income	15,056	14,515	13,746	13,948	13,332
Provision (recovery) for credit losses	740	(1,177)	138	(1,742)	1,372
Net security gains (losses)	36	(19)	(33)	(18)	(81)
Non-interest income, excluding net security gains (losses)	2,385	2,044	2,495	2,239	1,956
Non-interest expense	10,884	10,996	11,623	10,997	11,172

Performance Statistics
Net interest margin	2.88%	2.83%	2.69%	2.73%	2.65%
Annualized cost of total deposits	2.27%	2.14%	2.01%	1.89%	1.64%
Annualized non-interest income to average assets	0.43%	0.37%	0.45%	0.41%	0.35%
Annualized non-interest expense to average assets	1.95%	1.98%	2.10%	2.02%	2.07%
Annualized return on average assets	0.86%	0.97%	0.69%	1.02%	0.41%
Annualized return on average equity	9.60%	11.12%	8.03%	12.60%	5.06%
Annualized net loan charge-offs (recoveries) to average loans	0.07%	(0.09)%	0.08%	(0.05)%	0.01%
Net charge-offs (recoveries)	328	(396)	380	(209)	33
Efficiency ratio	62.26%	66.25%	71.41%	67.78%	72.76%

Per Share Data
Basic earnings per share	$0.64	$0.72	$0.51	$0.77	$0.31
Diluted earnings per share	0.64	0.72	0.51	0.77	0.31
Dividend declared per share	0.32	0.32	0.32	0.32	0.32
Book value	26.96	26.13	25.72	25.51	24.55
Tangible book value (Non-GAAP)	24.77	23.93	23.50	23.29	22.20
Common stock price:
High	23.98	21.08	22.64	23.64	27.17
Low	19.29	17.17	18.44	20.05	20.70
Close	23.79	20.55	19.41	22.51	21.08
Weighted average common shares:
Basic	7,544	7,529	7,513	7,255	7,072
Fully Diluted	7,544	7,529	7,513	7,255	7,229
End-of-period common shares:
Issued	8,065	8,052	8,036	8,019	7,620
Treasury	(510)	(510)	(510)	(510)	(510)

(Dollars in Thousands, Unaudited)	Quarter Ended
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Financial Condition Data:
General
Total assets	$2,259,250	$2,234,617	$2,210,116	$2,204,809	$2,176,468
Loans, net	1,863,586	1,855,054	1,843,805	1,828,318	1,805,571
Goodwill	16,450	16,450	16,450	16,450	16,450
Intangibles	133	158	184	210	235
Total deposits	1,700,321	1,648,093	1,618,562	1,589,493	1,567,267
Noninterest-bearing	452,922	461,092	471,451	471,173	471,507
Savings	211,560	218,354	220,932	219,287	226,897
NOW	218,279	209,906	208,073	214,888	220,730
Money Market	321,614	320,101	299,916	299,353	291,889
Time Deposits	328,294	310,187	292,372	260,067	249,550
Brokered Deposits	167,652	128,453	125,818	124,725	106,694
Total interest-bearing deposits	1,247,399	1,187,001	1,147,111	1,118,320	1,095,760

Core deposits*	1,204,375	1,209,453	1,200,372	1,204,701	1,211,023
Shareholders’ equity	203,694	197,087	193,517	191,556	174,540

Asset Quality
Non-performing loans	$7,940	$6,784	$7,958	$3,148	$3,683
Non-performing loans to total assets	0.35%	0.30%	0.36%	0.14%	0.17%
Allowance for credit losses on loans	11,588	11,234	11,542	11,446	12,890
Allowance for credit losses on loans to total loans	0.62%	0.60%	0.62%	0.62%	0.71%
Allowance for credit losses on loans to non-performing loans	145.94%	165.60%	145.04%	363.60%	349.99%
Non-performing loans to total loans	0.42%	0.36%	0.43%	0.17%	0.20%

Capitalization
Shareholders’ equity to total assets	9.02%	8.82%	8.76%	8.69%	8.02%

* Core deposits are defined as total deposits less time deposits and brokered deposits.

Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in Thousands, Except Per Share Data, Unaudited)	2024	2023	2024	2023
GAAP net income	$4,801	$2,224	$13,998	$11,053
Net securities (gains) losses, net of tax	(28)	64	13	126
Non-GAAP core earnings	$4,773	$2,288	$14,011	$11,179

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Return on average assets (ROA)	0.86%	0.41%	0.84%	0.70%
Net securities (gains) losses, net of tax	(0.01)%	0.01%	—%	0.01%
Non-GAAP core ROA	0.85%	0.42%	0.84%	0.71%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Return on average equity (ROE)	9.60%	5.06%	9.74%	8.58%
Net securities (gains) losses, net of tax	(0.06)%	0.14%	0.01%	0.09%
Non-GAAP core ROE	9.54%	5.20%	9.75%	8.67%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Basic earnings per share (EPS)	$0.64	$0.31	$1.86	$1.56
Net securities (gains) losses, net of tax	(0.01)	0.01	—	0.02
Non-GAAP basic core EPS	$0.63	$0.32	$1.86	$1.58

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Diluted EPS	$0.64	$0.31	$1.86	$1.53
Net securities (gains) losses, net of tax	(0.01)	0.01	—	0.02
Non-GAAP diluted core EPS	$0.63	$0.32	$1.86	$1.55

(Dollars in Thousands, Except Share and Per Share Data, Unaudited)	Quarter Ended
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Total shareholders' equity	$203,694	$197,087	$193,517	$191,556	$174,540
Goodwill	(16,450)	(16,450)	(16,450)	(16,450)	(16,450)
Intangibles	(133)	(158)	(184)	(210)	(235)
Tangible shareholders' equity	$187,111	$180,479	$176,883	$174,896	$157,855

Shares outstanding	7,554,488	7,541,474	7,525,372	7,508,994	7,110,025

Book value per share	$26.96	$26.13	$25.72	$25.51	$24.55
Tangible book value per share (Non-GAAP)	$24.77	$23.93	$23.50	$23.29	$22.20